FOR IMMEDIATE RELEASE
Contact: Nick Zangari
(502) 394-1157
Nick.Zangari@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2019 FOURTH QUARTER AND FULL YEAR RESULTS
LOUISVILLE, Ky. (February 26, 2020) - Churchill Downs Incorporated (Nasdaq: CHDN) ("CDI" or "the Company") today reported business results for the quarter and full year ended December 31, 2019.
Fourth Quarter 2019 Highlights
•Net revenue of $280.6 million, up 28% over the prior year quarter
•Net income attributable to CDI of $4.0 million, compared to $11.4 million in the prior year quarter
◦Adjusted net income of $16.8 million, up 95%, compared to $8.6 million in the prior year quarter
•Record Adjusted EBITDA of $73.8 million, up 72%, compared to $43.0 million in the prior year quarter
•Completed the acquisition of Turfway Park
•Delivered another strong quarter with sequential growth at Derby City Gaming
•Strong performance of our wholly-owned Gaming properties and our equity investments in Rivers Casino Des Plaines ("Rivers Des Plaines") and Miami Valley Gaming and Racing ("MVG")
Full Year 2019 Highlights
•Net revenue of $1,329.7 million, up 32% over the prior year
•Net income attributable to CDI of $137.5 million, compared to $352.8 million in the prior year
◦Adjusted net income of $179.9 million, up 19%, compared to $151.3 million in the prior year
•Record Adjusted EBITDA of $451.4 million, up 37%, compared to $328.8 million in the prior year
•Achieved 10th consecutive year of record-setting financial performance for Derby Week and The Kentucky Derby
•Completed the acquisitions of Presque Isle Downs & Casino ("Presque Isle"), the management of Lady Luck Casino Nemacolin ("Lady Luck Nemacolin"), and Turfway Park
•Completed the 61.3% equity investment in Midwest Gaming Holdings, LLC ("Midwest Gaming"), the parent company of Rivers Des Plaines
•Strong performance at Derby City Gaming during its first full year of operations
•Organic growth from our wholly-owned Gaming properties and from Rivers Des Plaines and MVG

CONSOLIDATED RESULTS	Fourth Quarter		Years Ended December 31,
(in millions, except per share data)	2019	2018	2019	2018

Net revenue	$280.6	$219.0	$1,329.7	$1,009.0
Net income attributable to CDI	$4.0	$11.4	$137.5	$352.8
Diluted EPS attributable to CDI	$0.10	$0.28	$3.38	$8.48
Adjusted net income(a)(b)	$16.8	$8.6	$179.9	$151.3
Adjusted diluted EPS(a)(b)	$0.42	$0.21	$4.43	$3.64
Adjusted EBITDA(b)	$73.8	$43.0	$451.4	$328.8

(a) Reflects amounts attributable to CDI.
(b) These are non-GAAP measures. See explanation of non-GAAP measures below.

Fourth Quarter 2019 Net Income Attributable to CDI
The Company's fourth quarter 2019 net income attributable to CDI was $4.0 million, comprised of $4.2 million in net income from continuing operations and $0.5 million in net loss from discontinued operations, and excluding $0.3 million in net loss attributable to noncontrolling interest, compared to $11.4 million in the prior year quarter, comprised of $7.3 million in net income from continuing operations and $4.1 million in net income from discontinued operations.
The following items impacted the comparability of the Company's fourth quarter net income from continuing operations:
•$7.5 million after-tax expense related to the accelerated amortization of the purchase and sale agreement rights related to the acquisition of Turfway Park;
•$5.6 million non-cash tax expense related to the re-measurement of our net deferred tax liabilities from changes in state enacted rates;
•$0.2 million after-tax increase in expenses related to higher transaction, pre-opening, and other expenses; and
•Partially offset by $2.3 million after-tax expense related to our equity portion of the non-cash change in fair value of Midwest Gaming's interest rate swaps.
Excluding these items, fourth quarter 2019 net income from continuing operations grew $7.9 million primarily due to the following:
•$13.0 million after-tax increase driven by the results of operations and equity in income from unconsolidated affiliates;
•$0.9 million tax benefit related to higher discrete items impacting fourth quarter 2019 compared to the prior year quarter; and
•Partially offset by $6.0 million after-tax increase in interest expense associated with higher outstanding debt balances.
The Company's fourth quarter 2019 net loss from discontinued operations increased by $4.6 million compared to the prior year quarter due to an income tax benefit incurred during the fourth quarter of 2018 related to a change in estimate for state apportionment treatment of our discontinued operations in certain states in which recent tax reform had been passed, which did not occur in the fourth quarter of 2019.
Full Year 2019 Net Income Attributable to CDI
The Company's 2019 net income attributable to CDI was $137.5 million, comprised of $139.6 million in net income from continuing operations and $2.4 million in net loss from discontinued operations, and excluding $0.3 million in net loss attributable to noncontrolling interest, compared to $352.8 million in the prior year, comprised of $182.6 million in net income from continuing operations and $170.2 million in net income from discontinued operations.
The following items impacted the comparability of the Company's full year net income from continuing operations:
•$42.3 million after-tax non-cash gain in the third quarter of 2018 on the acquisition of the remaining 50% equity interest in Ocean Downs Casino & Racetrack ("Ocean Downs") in exchange for the 25% equity interest in Saratoga New York and Saratoga Colorado properties;
•$9.3 million after-tax expense related to our equity portion of the non-cash change in fair value of Midwest Gaming's interest rate swaps;
•$8.3 million non-cash tax expense related to the re-measurement of our net deferred tax liabilities from changes in state enacted rates;
•$7.5 million after-tax expense related to the accelerated amortization of the purchase and sale agreement rights related to the acquisition of Turfway Park in 2019;
•$3.5 million after-tax expense related to Midwest Gaming's recapitalization and transaction costs;

•$3.4 million after-tax increase in expenses due to legal reserves; and
•Partially offset by $3.0 million after-tax decrease in expenses related to lower transaction, pre-opening and other expenses.
Excluding these items, 2019 net income from continuing operations grew $28.3 million primarily due to the following:
•$55.8 million after-tax increase driven by the results of our operations and equity in income of our unconsolidated affiliates;
•Partially offset by:
◦$22.1 million after-tax increase in interest expense associated with higher outstanding debt balances; and
◦$5.4 million tax expense related to a higher effective tax rate compared to the prior year due to an increase in income attributable to states with higher tax rates.
The Company's 2019 net income from discontinued operations decreased $172.6 million from the prior year primarily driven by the after-tax gain on the sale of Big Fish Games in January 2018.
Segment Results
The summaries below present net revenue from external customers and intercompany revenue from each of our reportable segments:

Churchill Downs	Fourth Quarter		Years Ended December 31,
(in millions)	2019	2018	2019	2018

Net revenue	$42.2	$30.1	$289.4	$208.5
Adjusted EBITDA	9.2	3.3	137.7	102.4
For the fourth quarter of 2019, net revenue increased $12.1 million from the prior year quarter primarily due to a $11.7 million increase from Derby City Gaming's continued growth and a $0.4 million increase at Churchill Downs Racetrack, primarily due to an increase in handle.
Adjusted EBITDA increased $5.9 million in the fourth quarter of 2019 from the prior year quarter due to a $7.5 million increase from Derby City Gaming due to the increase in net revenue, partially offset by a $1.6 million decrease from Churchill Downs Racetrack, primarily due to hosting the Breeders' Cup in the fourth quarter of 2018, which we did not host in 2019, as well as increased salaries and related benefits.
For the full year of 2019, net revenue increased $80.9 million primarily driven by a $71.8 million increase from Derby City Gaming's continued growth and a full year of results compared to the prior year with the September 2018 opening and a $9.1 million increase at Churchill Downs Racetrack primarily due to a successful Kentucky Derby and Oaks week driven by increased ticket sales for reserved seating, sponsorship growth, and record handle.
Adjusted EBITDA increased by $35.3 million for the full year of 2019 due to a $32.9 million increase from Derby City Gaming's continued growth and a full year of results compared to the prior year with the September 2018 opening and a $2.4 million increase at Churchill Downs Racetrack, primarily due to a successful Kentucky Derby and Oaks week driven by increased ticket sales for reserved seating, sponsorship growth, and record handle.

Online Wagering	Fourth Quarter		Years Ended December 31,
(in millions)	2019	2018	2019	2018

Net revenue	$61.8	$61.7	$291.6	$291.5
Adjusted EBITDA	12.2	15.9	66.3	79.0
For the fourth quarter of 2019, net revenue increased $0.1 million from the prior year quarter. TwinSpires revenue decreased $0.4 million from the prior year quarter primarily due to the exit of certain existing high volume with low margin customers in the Velocity group within TwinSpires net revenue. TwinSpires handle, which does not include handle from customers in the Velocity group, grew 7.8% during the fourth quarter of 2019 compared to the prior year quarter and compared favorably to a 0.8% increase in U.S. thoroughbred industry handle. Active players decreased 5.4% for the fourth quarter of 2019 compared to the prior year quarter while net revenue per active player increased 7.6%. Our online sports betting and iGaming net revenues increased $0.5 million primarily from New Jersey.
Adjusted EBITDA decreased $3.7 million in the fourth quarter of 2019 from the prior year quarter primarily due to $4.2 million of costs associated with the continued build-out of our online sports betting and iGaming operations and increased marketing spend, which was partially offset by a $0.5 million increase from TwinSpires primarily due to decreased marketing spend.
For the full year of 2019, net revenue increased $0.1 million from the prior year. TwinSpires revenue decreased $0.5 million from the prior year primarily due to the exit of certain existing high volume with low margin customers in the Velocity group within TwinSpires net revenue. TwinSpires handle grew 4.8% during 2019 compared to the prior year and compared favorably to a 2.0% decrease in the U.S. thoroughbred industry handle. Active players increased 16.8% for the year compared to the prior year while net revenue per active player declined 14.2%. Our online sports betting and iGaming net revenues increased $0.6 million primarily from New Jersey.
Adjusted EBITDA decreased $12.7 million for the full year of 2019 driven by a $12.1 million decrease due to costs associated with the continued build-out of our online sports betting and iGaming operations and increased marketing spend. TwinSpires Adjusted EBITDA decreased by $0.6 million primarily due to the decrease in net revenue.

Gaming	Fourth Quarter		Years Ended December 31,
(in millions)	2019	2018	2019	2018

Net revenue	$168.3	$120.0	$694.8	$451.2
Adjusted EBITDA	68.3	37.2	280.9	174.0
For the fourth quarter of 2019, net revenue increased $48.3 million from the prior year quarter primarily driven by:
•$33.7 million increase due to the acquisition of Presque Isle (the "Presque Isle Transaction");
•$8.7 million increase due to the Company's assumption of management and acquisition of certain assets of Lady Luck Nemacolin (the "Lady Luck Nemacolin Transaction");
•$2.2 million increase at our Mississippi properties primarily due to successful marketing and promotional activities as well as continued growth from the benefit of the August 2018 opening of our retail BetAmerica Sportsbooks;
•$1.6 million increase at Oxford and a $0.7 million increase at Calder, primarily due to successful marketing and promotional activities;
•$1.1 million increase at Ocean Downs primarily due to favorable weather and successful marketing and promotional activities; and
•$0.3 million increase from other sources.
Adjusted EBITDA increased $31.1 million for the fourth quarter of 2019 from the prior year quarter primarily driven by:
•$27.0 million increase from our equity investment in Midwest Gaming, the Presque Isle Transaction, and the Lady Luck Nemacolin Transaction;
•$1.3 million increase at Oxford, a $1.1 million increase at MVG, and a $0.5 million increase at Calder, primarily from successful marketing and promotional activities;
•$0.7 million increase at our Mississippi properties primarily due to successful marketing and promotional activities as well as continued growth from the benefit of the August 2018 opening of our retail BetAmerica Sportsbooks; and
•$0.5 million increase from other sources.

For the full year of 2019, net revenue increased $243.6 million driven by the following:
•$139.0 million increase due to the Presque Isle Transaction;
•$60.0 million increase due to the consolidation of Ocean Downs as a result of the acquisition of the remaining 37.5% of Ocean Downs in August 2018;
•$29.3 million increase due to the Lady Luck Nemacolin Transaction;
•$9.5 million increase from our Mississippi properties primarily due to higher attendance driven by our retail BetAmerica Sportsbooks which opened in August 2018;
•$5.5 million increase at our Louisiana properties due to two additional ("OTBs") and video poker facilities, and successful marketing and promotional activities; and
•$1.2 million increase from Calder primarily due to successful marketing and promotional activities.
•Partially offsetting these increases was a $0.9 million decrease from other sources.
Adjusted EBITDA increased $106.9 million for the full year of 2019, driven by the following:
•$94.3 million increase from our equity investment in Midwest Gaming, the Presque Isle Transaction, and the Lady Luck Nemacolin Transaction;
•$4.9 million increase from our Mississippi properties primarily due to increased attendance driven by the 2018 opening of our retail BetAmerica Sportsbooks;
•$3.7 million increase from continued growth at MVG primarily from successful marketing and promotional activities;
•$2.7 million net increase from Ocean Downs due to the acquisition of the remaining 37.5% of Ocean Downs partially offset by the liquidation of our equity investments in Saratoga as a result of the Ocean Downs/Saratoga Transaction; and
•$2.7 million increase from our Louisiana properties primarily due to two additional OTBs and video poker facilities, and successful marketing and promotional activities.
•Partially offsetting these increases were a $1.4 million decrease at Calder associated with the May 2019 opening of the jai alai operations and favorable insurance reserve adjustments in the prior year that did not recur in 2019.
All Other
For the fourth quarter of 2019, All Other Adjusted EBITDA decreased $2.5 million primarily due to a $1.5 million decrease due to the first Oak Grove live racing meet in the fourth quarter of 2019, a $0.5 million decrease from initial operations as a result of the acquisition of Turfway Park, and a $0.5 million decrease from United Tote primarily due to increased salaries and related benefits.
For the full year of 2019, All Other Adjusted EBITDA decreased $6.9 million, primarily from a $4.2 million increase in corporate salaries and related benefits, a $2.0 million decrease at Arlington due to decreased handle and lower attendance primarily related to inclement weather, a $1.6 million decrease due to the first Oak Grove live racing meet in the fourth quarter of 2019, and a $0.5 million decrease from initial operations as a result of the acquisition of Turfway Park. Partially offsetting these decreases was a $1.4 million increase from United Tote primarily due to increased equipment sales and higher totalisator fees from new customers.
Capital Management
The Company repurchased 191,760 shares of its common stock in conjunction with its publicly announced share repurchase program at a total cost of $25.0 million in the fourth quarter of 2019. For the year ended December 31, 2019, the Company repurchased 864,233 shares of its common stock in conjunction with its publicly announced share repurchase program at a total cost of $93.0 million. We had approximately $175.0 million in repurchase authority remaining under this program as of December 31, 2019.

Conference Call
A conference call regarding this news release is scheduled for Thursday, February 27, 2020 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by dialing (877) 372-0878 and entering the pass code 5753719 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. An online replay will be available at approximately noon ET on Thursday, February 27, 2020 and will continue to be available for two weeks. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Midwest Gaming; recapitalization costs related to the Midwest Gaming transaction; transaction expense, which includes acquisition and disposition related charges, Calder racing exit costs, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes the Company's portion of EBITDA from our equity investments.
Adjusted EBITDA excludes:
•Transaction expense, net which includes:
◦Acquisition and disposition related charges, including fair value adjustments related to earnouts and deferred payments;
◦Calder racing exit costs; and
◦Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Midwest Gaming's impact on our investments in unconsolidated affiliates from:
◦The impact of changes in fair value of interest rate swaps; and
◦Recapitalization and transaction costs;
•Asset impairments;
•Gain on Ocean Downs/Saratoga Transaction;
•Loss on extinguishment of debt;
•Legal reserves;

•Pre-opening expense; and
•Other charges, recoveries and expenses
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the consolidated statements of comprehensive income. Refer to the reconciliation of comprehensive income to Adjusted EBITDA included herewith for additional information.
About Churchill Downs Incorporated
Churchill Downs Incorporated (the "Company", "we", "us", "our") is an industry-leading racing, online wagering and gaming entertainment company anchored by our iconic flagship event - The Kentucky Derby. We own and operate Derby City Gaming, a historical racing machine ("HRM") facility in Louisville, Kentucky. We also own and operate the largest online horse racing wagering platform in the U.S., TwinSpires.com, and we operate sports betting and iGaming through our BetAmerica platform in multiple states. We are also a leader in brick-and-mortar casino gaming with approximately 11,000 slot machines and video lottery terminals and 200 table games in eight states. Additional information about CDI can be found online at www.churchilldownsincorporated.com.
Information set forth in this news release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), which provides certain “safe harbor” provisions. All forward-looking statements made in this news release are made pursuant to the Act. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “seek,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include the following: the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit; additional or increased taxes and fees; public perceptions or lack of confidence in the integrity of our business or any deterioration in our reputation; loss of key or highly skilled personnel; restrictions in our debt facilities limiting our flexibility to operate our business; general risks related to real estate ownership, including fluctuations in market values and environmental regulations; catastrophic events and system failures disrupting our operations; online security risk, including cyber-security breaches; inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; increases in insurance costs and inability to obtain similar insurance coverage in the future; inability to identify and complete acquisition, expansion or divestiture projects, on time, on budget or as planned; difficulty in integrating recent or future acquisitions into our operations; costs and uncertainties relating to the development of new venues and expansion of existing facilities; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; inadvertent infringement of the intellectual property of others; inability to protect our own intellectual property rights; payment-related risks, such as risk associated with fraudulent credit card and debit card use; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; risks related to pending or future legal proceedings and other actions; inability to negotiate agreements with industry constituents, including horsemen and other racetracks; work stoppages and labor issues; changes in consumer preferences with respect to Churchill Downs Racetrack and the Kentucky Derby; personal injury litigation related to injuries occurring at our racetracks; weather and other conditions affecting our ability to conduct live racing; the occurrence of extraordinary events, such as terrorist attacks and public health threats; changes in the regulatory environment of our racing operations; increased competition in the horseracing business; difficulty in attracting a sufficient number of horses and trainers for full field horseraces; our inability to utilize and provide totalizator services; changes in regulatory environment of our online horseracing business; number of people wagering on live horse races; increase in competition in our online horseracing; uncertainty and changes in the legal landscape relating to our online wagering business; continued legalization of online sports betting and iGaming in the United States and our ability to predict and capitalize on any such legalization; inability to expand our sports betting operations and effectively compete; failure to manage risks associated with sports betting; failure to comply with laws requiring us to block access to certain individuals could result in penalties or impairment with respect to our mobile and online wagering products; increased competition in our casino business; changes in regulatory environment of our casino business; and concentration and evolution of slot machine manufacturing and other technology conditions that could impose additional costs; and inability to collect gaming receivables from the customers to whom we extend credit.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited except year ended 2019 and 2018 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions, except per common share data)	2019	2018	2019	2018
Net revenue:
Churchill Downs	$39.6	$28.1	$274.2	$195.8
Online Wagering	61.6	61.5	290.5	290.2
Gaming	167.7	119.5	692.4	449.5
All Other	11.7	9.9	72.6	73.5
Total net revenue	280.6	219.0	1,329.7	1,009.0
Operating expense:
Churchill Downs	36.0	28.9	163.8	116.3
Online Wagering	46.5	43.5	205.8	196.1
Gaming	132.6	92.1	528.1	331.0
All Other	29.1	13.9	89.0	75.9
Selling, general and administrative expense	32.6	27.2	122.0	90.6
Transaction expense, net	0.3	1.4	5.3	10.3
Total operating expense	277.1	207.0	1,114.0	820.2
Operating income	3.5	12.0	215.7	188.8
Other income (expense):
Interest expense, net	(18.9)	(10.9)	(70.9)	(40.1)
Loss on extinguishment of debt	—	—	—	—
Equity in income of unconsolidated investments	22.9	5.2	50.6	29.6
Gain on Ocean Downs/Saratoga transaction	—	—	—	54.9
Miscellaneous, net	0.4	0.2	1.0	0.7
Total other (expense) income	4.4	(5.5)	(19.3)	45.1
Income from continuing operations before provision for income taxes	7.9	6.5	196.4	233.9
Income tax (provision) benefit	(3.7)	0.8	(56.8)	(51.3)
Income from continuing operations, net of tax	4.2	7.3	139.6	182.6
(Loss) income from discontinued operations, net of tax	(0.5)	4.1	(2.4)	170.2
Net income	3.7	11.4	137.2	352.8
Net loss attributable to noncontrolling interest	(0.3)	—	(0.3)	—
Net income attributable to CDI	$4.0	$11.4	$137.5	$352.8
Net income (loss) per common share data - basic:
Continuing operations	$0.11	$0.18	$3.49	$4.42
Discontinued operations	$(0.01)	$0.10	$(0.06)	$4.12
Net income per common share - basic	$0.10	$0.28	$3.43	$8.54

Net income (loss) per common share data - diluted:
Continuing operations	$0.11	$0.18	$3.44	$4.39
Discontinued operations	$(0.01)	$0.10	$(0.06)	$4.09
Net income per common share - diluted	$0.10	$0.28	$3.38	$8.48

Weighted average shares outstanding:
Basic	40.6	45.9	40.1	41.3
Diluted	41.0	46.6	40.6	41.6

Other comprehensive income (loss):
Foreign currency translation, net of tax	$—	$—	$—	$0.6
Change in pension benefits, net of tax	—	—	—	(0.2)
Other comprehensive income (loss)	—	—	—	0.4
Comprehensive income attributable to CDI	$4.0	$11.4	$137.5	$353.2

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
December 31,

(in millions)	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$96.2	$133.3
Restricted cash	46.3	40.0
Accounts receivable	37.3	28.8
Income taxes receivable	14.5	17.0
Other current assets	26.9	22.4
Total current assets	221.2	241.5
Property and equipment, net	937.3	757.5
Investment in and advances to unconsolidated affiliates	634.5	108.1
Goodwill	367.1	338.0
Other intangible assets, net	369.8	264.0
Other assets	21.1	16.1
Total assets	$2,551.0	$1,725.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$57.8	$47.0
Accrued expenses and other current liabilities	173.4	135.2
Current deferred revenue	42.5	47.9
Current maturities of long-term debt	4.0	4.0
Dividends payable	23.5	22.5
Total current liabilities	301.2	256.6
Long-term debt	384.0	387.3
Notes payable	1,085.9	493.0
Non-current deferred revenue	16.7	21.1
Deferred income taxes	212.8	78.2
Other liabilities	39.4	15.7
Total liabilities	2,040.0	1,251.9
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	—	—
Retained earnings	509.2	474.2
Accumulated other comprehensive loss	(0.9)	(0.9)
Total CDI shareholder's equity	508.3	473.3
Noncontrolling interest	2.7	—
Total shareholders' equity	511.0	473.3
Total liabilities and shareholders' equity	$2,551.0	$1,725.2

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended December 31,

(in millions)	2019	2018
Cash flows from operating activities:
Net income	$137.2	$352.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96.4	63.6
Equity in income of unconsolidated affiliates	(50.6)	(29.6)
Distributions from unconsolidated affiliates	38.1	19.8
Stock-based compensation	23.8	21.1
Deferred income taxes	31.5	36.5
Amortization of operating lease assets	4.6	—
Gain on Ocean Downs/Saratoga transaction	—	(54.9)
Gain on sale of Big Fish Games	—	(219.5)
Game software development amortization	—	0.4
Other	2.8	(1.6)
Changes in operating assets and liabilities, net of businesses acquired and dispositions:
Game software development	—	(0.3)
Income taxes	2.5	13.8
Deferred revenue	(9.3)	(10.3)
Other assets and liabilities	12.6	6.0
Net cash provided by operating activities	289.6	197.8
Cash flows from investing activities:
Capital maintenance expenditures	(48.3)	(29.6)
Capital project expenditures	(82.9)	(119.8)
Acquisition of businesses, net of cash acquired	(206.6)	13.1
Investments in and advances to unconsolidated affiliates	(410.1)	—
Acquisition of other intangible assets	(32.1)	—
Proceeds from sale of Big Fish Games	—	970.7
Other	(1.2)	(10.3)
Net cash (used in) provided by investing activities	(781.2)	824.1
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	1,236.3	135.0
Repayments of borrowings under long-term debt obligations	(640.3)	(381.0)
Payment of dividends	(22.2)	(23.7)
Repurchase of common stock	(95.0)	(531.4)
Taxes paid related to net share settlement of stock awards	(11.5)	(15.6)
Repayment of Ocean Downs debt	—	(54.7)
Big Fish Games earnout and deferred payments	—	(58.2)
Debt issuance costs	(8.9)	(0.8)
Other	2.4	(2.9)
Net cash provided by (used in) financing activities	460.8	(933.3)
Net (decrease) increase in cash, cash equivalents and restricted cash	(30.8)	88.6
Effect of exchange rate changes on cash	—	(0.8)
Cash, cash equivalents and restricted cash, beginning of year	173.3	85.5
Cash, cash equivalents and restricted cash, end of year	$142.5	$173.3

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2019	2018	2019	2018
GAAP net income attributable to CDI	$4.0	$11.4	$137.5	$352.8

Adjustments, continuing operations:
Changes in fair value of interest rate swaps related to Midwest Gaming	(3.0)	—	12.4	—
Recapitalization and transaction costs related to Midwest Gaming	—	—	4.7	—
Transaction, pre-opening and other expense	2.0	1.1	10.6	14.1
Amortization of purchase and sale agreement rights for Turfway Park Acquisition	10.0	—	10.0	—
Legal reserves	—	—	3.6	—
Gain on Ocean Downs transaction	—	—	—	(54.9)
Income tax impact on net income adjustments(a)	(2.3)	0.2	(9.6)	9.5
Re-measurement of net deferred tax liabilities	5.6	—	8.3	—
Total adjustments, continuing operations	12.3	1.3	40.0	(31.3)
Gain on Big Fish Transaction, net of tax(b)	—	—	—	(168.3)
Big Fish Games net (income) loss(b)	0.5	(4.1)	2.4	(1.9)
Total adjustments	12.8	(2.8)	42.4	(201.5)
Adjusted net income attributable to CDI	$16.8	$8.6	$179.9	$151.3

Adjusted diluted EPS	$0.42	$0.21	$4.43	$3.64

Weighted average shares outstanding - Diluted	40.5	41.0	40.6	41.6

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(b)Due to the Big Fish Transaction, Big Fish Games is presented as a discontinued operation.

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2019	2018	2019	2018
Total Handle
Churchill Downs Racetrack	$149.7	$128.9	$726.1	$652.2
TwinSpires(a)	314.5	291.7	1,456.4	1,389.6
(a)Total handle generated by Velocity is not included in total handle from TwinSpires

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2019 and 2018 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2019	2018	2019	2018
Net revenue from external customers:
Churchill Downs:
Churchill Downs Racetrack	$15.4	$15.6	$187.6	$181.0
Derby City Gaming	24.2	12.5	86.6	14.8
Total Churchill Downs	39.6	28.1	274.2	195.8
Online Wagering:
TwinSpires	61.1	61.5	289.9	290.2
Online Sports Betting and iGaming	0.5	—	0.6	—
Total Online Wagering	61.6	61.5	290.5	290.2
Gaming:
Presque Isle	33.6	—	138.5	—
Fair Grounds and VSI	29.6	29.3	123.0	117.7
Oxford Casino	24.3	22.7	101.7	102.0
Calder	24.4	23.7	99.8	98.6
Ocean Downs	18.9	17.8	85.9	25.9
Riverwalk Casino	14.8	13.7	58.9	54.5
Harlow’s Casino	13.4	12.3	55.3	50.2
Lady Luck Nemacolin	8.7	—	29.3	—
Saratoga	—	—	—	0.6
Total Gaming	167.7	119.5	692.4	449.5
All Other	11.7	9.9	72.6	73.5
Net revenue from external customers	$280.6	$219.0	$1,329.7	$1,009.0

Intercompany net revenues:
Churchill Downs	$2.6	$2.0	$15.2	$12.7
Online Wagering	0.2	0.2	1.1	1.3
Gaming:
Fair Grounds and VSI	0.5	0.5	1.8	1.6
Calder	—	—	0.1	0.1
Presque Isle	0.1	—	0.5	—
Total Gaming	0.6	0.5	2.4	1.7
All Other	2.6	2.0	11.6	11.2
Eliminations	(6.0)	(4.7)	(30.3)	(26.9)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2019 and 2018 amounts)

	Three Months Ended December 31, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$10.9	$58.4	$6.8	$76.1	$6.4	$82.5
Historical racing(a)	22.9	—	—	22.9	—	22.9
Racing event-related services	3.7	—	1.0	4.7	0.3	5.0
Gaming(a)	—	0.5	142.8	143.3	—	143.3
Other(a)	2.1	2.7	17.1	21.9	5.0	26.9
Total	$39.6	$61.6	$167.7	$268.9	$11.7	$280.6

	Three Months Ended December 31, 2018
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$9.3	$58.9	$7.8	$76.0	$5.0	$81.0
Historical racing(a)	11.6	—	—	11.6	—	11.6
Racing event-related services	3.6	—	1.0	4.6	0.1	4.7
Gaming(a)	—	—	98.1	98.1	—	98.1
Other(a)	3.6	2.6	12.6	18.8	4.8	23.6
Total	$28.1	$61.5	$119.5	$209.1	$9.9	$219.0

(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $8.7 million for the three months ended December 31, 2019 and $6.6 million for the three months ended December 31, 2018.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2019 and 2018 amounts)

	Twelve Months Ended December 31, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$59.0	$277.1	$30.7	$366.8	$41.1	$407.9
Historical racing(b)	81.6	—	—	81.6	—	81.6
Racing event-related services	118.7	—	4.1	122.8	5.6	128.4
Gaming(b)	—	0.6	585.2	585.8	—	585.8
Other(b)	14.9	12.8	72.4	100.1	25.9	126.0
Total	$274.2	$290.5	$692.4	$1,257.1	$72.6	$1,329.7

	Twelve Months Ended December 31, 2018
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$54.9	$278.4	$27.1	$360.4	$43.1	$403.5
Historical racing(b)	13.8	—	—	13.8	—	13.8
Racing event-related services	115.2	—	3.9	119.1	5.8	124.9
Gaming(b)	—	—	365.9	365.9	—	365.9
Other(b)	11.9	11.8	52.6	76.3	24.6	100.9
Total	$195.8	$290.2	$449.5	$935.5	$73.5	$1,009.0

(b)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in Other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $33.4 million in 2019 and $26.1 million in 2018.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2019 and 2018 amounts)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended December 31, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$42.2	$61.8	$168.3	$272.3	$14.3	$(6.0)	$280.6

Taxes and purses	(14.4)	(3.3)	(65.6)	(83.3)	(3.9)	—	(87.2)
Marketing and advertising	(1.3)	(3.1)	(5.8)	(10.2)	(0.2)	0.1	(10.3)
Salaries and benefits	(7.5)	(3.2)	(26.8)	(37.5)	(6.0)	—	(43.5)
Content expenses	(0.6)	(32.4)	(1.5)	(34.5)	(2.0)	5.6	(30.9)
Selling, general, and administrative expense	(2.2)	(1.7)	(7.8)	(11.7)	(13.3)	0.3	(24.7)
Other operating expense	(7.1)	(5.9)	(22.1)	(35.1)	(5.1)	0.1	(40.1)
Other income	0.1	—	29.6	29.7	0.3	(0.1)	29.9
Adjusted EBITDA	$9.2	$12.2	$68.3	$89.7	$(15.9)	$—	$73.8

	Three Months Ended December 31, 2018
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$30.1	$61.7	$120.0	$211.8	$11.9	$(4.7)	$219.0

Taxes & purses	(9.7)	(3.0)	(42.0)	(54.7)	(1.6)	—	(56.3)
Marketing and advertising	(1.6)	(1.5)	(4.8)	(7.9)	0.1	—	(7.8)
Salaries and benefits	(6.4)	(2.6)	(19.6)	(28.6)	(4.7)	—	(33.3)
Content expenses	(0.4)	(32.7)	(1.2)	(34.3)	(2.0)	4.3	(32.0)
Selling, general, and administrative expense	(2.3)	(1.5)	(6.3)	(10.1)	(13.4)	0.2	(23.3)
Other operating expense	(6.4)	(4.5)	(15.8)	(26.7)	(3.8)	0.2	(30.3)
Other income	—	—	6.9	6.9	0.1	—	7.0
Adjusted EBITDA	$3.3	$15.9	$37.2	$56.4	$(13.4)	$—	$43.0

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2019 and 2018 amounts)

Adjusted EBITDA by segment is comprised of the following:

	Twelve Months Ended December 31, 2019
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$289.4	$291.6	$694.8	$1,275.8	$84.2	$(30.3)	$1,329.7

Taxes & purses	(66.5)	(15.3)	(270.3)	(352.1)	(17.6)	0.0	(369.7)
Marketing and advertising	(7.1)	(12.2)	(21.5)	(40.8)	(1.3)	0.4	(41.7)
Salaries and benefits	(32.0)	(11.4)	(103.3)	(146.7)	(24.5)	0.0	(171.2)
Content expenses	(2.4)	(152.8)	(6.0)	(161.2)	(8.2)	28.6	(140.8)
Selling, general, and administrative expense	(8.0)	(7.2)	(29.0)	(44.2)	(46.8)	1.0	(90.0)
Other operating expense	(35.9)	(26.4)	(84.1)	(146.4)	(19.8)	0.3	(165.9)
Other income	0.2	0.0	100.3	100.5	0.5	0.0	101.0
Adjusted EBITDA	$137.7	$66.3	$280.9	$484.9	$(33.5)	$—	$451.4

	Twelve Months Ended December 31, 2018
(in millions)	Churchill Downs	Online Wagering	Gaming	Total Segments	All Other	Eliminations	Total
Net revenue	$208.5	$291.5	$451.2	$951.2	$84.7	$(26.9)	$1,009.0

Taxes & purses	(41.3)	(15.2)	(153.4)	(209.9)	(16.9)	0.0	(226.8)
Marketing and advertising	(5.7)	(6.0)	(15.5)	(27.2)	(1.2)	0.3	(28.1)
Salaries and benefits	(23.7)	(9.2)	(68.9)	(101.8)	(24.9)	0.0	(126.7)
Content expenses	(2.2)	(152.0)	(4.1)	(158.3)	(8.4)	24.6	(142.1)
Selling, general, and administrative expense	(5.3)	(5.9)	(18.6)	(29.8)	(42.0)	1.1	(70.7)
Other operating expense	(28.0)	(24.2)	(60.0)	(112.2)	(18.5)	0.9	(129.8)
Other income	0.1	0.0	43.3	43.4	0.6	0.0	44.0
Adjusted EBITDA	$102.4	$79.0	$174.0	$355.4	$(26.6)	$—	328.8

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(unaudited except year ended 2019 and 2018 amounts)

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2019	2018	2019	2018
Reconciliation of Comprehensive Income to Adjusted EBITDA:

Comprehensive income attributable to CDI	$4.0	$11.4	$137.5	$353.2
Foreign currency translation, net of tax	—	—	—	(0.6)
Change in pension benefits, net of tax	—	—	—	0.2
Net income attributable to CDI	4.0	11.4	137.5	352.8
Net loss attributable to noncontrolling interest	0.3	—	0.3	—
Net income before noncontrolling interest	3.7	11.4	137.2	352.8
Loss (income) from discontinued operations, net of tax	0.5	(4.1)	2.4	(170.2)
Income from continuing operations, net of tax	4.2	7.3	139.6	182.6
Additions:
Depreciation and amortization	32.1	17.8	96.4	63.6
Interest expense	18.9	10.9	70.9	40.1
Loss on extinguishment of debt	—	—	—	—
Income tax provision (benefit)	3.7	(0.8)	56.8	51.3
EBITDA	$58.9	$35.2	$363.7	$337.6

Adjustments to EBITDA:
Selling, general and administrative:
Stock-based compensation expense	6.2	4.6	23.8	17.7
Legal reserves	—	—	3.6	—
Other, net	0.4	(0.6)	0.4	(0.6)
Pre-opening expense	1.5	0.7	5.1	4.8
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	9.7	1.7	32.6	13.9
Changes in fair value of Midwest Gaming's interest rate swaps	(3.0)	—	12.4	—
Midwest Gaming's recapitalization and transaction costs	—	—	4.7	—
Other charges and recoveries, net	(0.2)	—	(0.2)	—
Gain on Ocean Downs/Saratoga transaction	—	—	—	(54.9)
Transaction expense, net	0.3	1.4	5.3	10.3
Impairment of tangible and other intangible assets	—	—	—	—
Total adjustments to EBITDA	14.9	7.8	87.7	(8.8)
Adjusted EBITDA	$73.8	$43.0	$451.4	$328.8

Adjusted EBITDA by segment:
Churchill Downs	$9.2	$3.3	$137.7	$102.4
Online Wagering	12.2	15.9	66.3	79.0
Gaming	68.3	37.2	280.9	174.0
Total segment Adjusted EBITDA	89.7	56.4	484.9	355.4
All Other	(15.9)	(13.4)	(33.5)	(26.6)
Total Adjusted EBITDA	$73.8	$43.0	$451.4	$328.8

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL OPERATIONAL METRICS
(Unaudited except year ended 2019 and 2018 amounts)

	Three Months Ended December 31,			Years Ended December 31,
(in millions)	2019	2018	Change	2019	2018	Change
Gaming Segment
Revenue	$168.3	$120.0	$48.3	$694.8	$451.2	$243.6
Adjusted EBITDA	68.3	37.2	31.1	280.9	174.0	106.9
Margin	40.6%	31.0%	9.6%	40.4%	38.6%	1.8%

Wholly-owned casino margin(a)	26.6%	29.2%	(2.6)%	29.0%	33.0%	(4.0)%
Same store wholly-owned casino margin(b)	31.2%	29.2%	2.0%	33.9%	33.2%	0.7%

(a)Wholly-owned casino margin only includes the following casino related results:
•Calder
•Fair Grounds Slots and VSI
•Harlow's
•Lady Luck Nemacolin
•Ocean Downs
•Oxford
•Presque Isle
•Riverwalk

(b)Same store wholly-owned casino margin excludes Presque Isle and Lady Luck Nemacolin results for the three months ended December 31, 2019 and for the year ended December 31, 2019. Ocean Downs became a wholly-owned casino on August 31, 2018 and therefore is included for the three months ended December 31, 2019 and is excluded for the year ended December 31, 2019.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)

Summarized financial information for our equity investments is comprised of the following:

	Three Months Ended December 31,		Years Ended December 31,
(in millions)	2019	2018	2019	2018
Net revenue	$170.4	$45.1	$585.5	$367.2
Operating and SG&A expense	119.0	31.4	411.4	271.9
Depreciation and amortization	3.9	3.2	13.0	22.2
Operating income	47.5	10.5	161.1	73.1
Interest and other expense, net	(7.1)	(0.6)	(67.0)	(6.3)
Net income	$40.4	$9.9	$94.1	$66.8

	December 31,
(in millions)	2019	2018
Assets
Current assets	$64.0	$24.0
Property and equipment, net	256.1	95.7
Other assets, net	240.1	106.7
Total assets	$560.2	$226.4

Liabilities and Members' (Deficit) Equity
Current liabilities	$73.3	$21.2
Long-term debt	745.0	—
Other liabilities	20.6	—
Members' (deficit) equity	(278.7)	205.2
Total liabilities and members' (deficit) equity	$560.2	$226.4